Exhibit 99.1

Mosaic Commences Offers to Purchase for Cash Certain of its

Outstanding Debt Securities

TAMPA, Fla., August 10, 2026 - The Mosaic Company (NYSE: MOS) (“Mosaic”) today announced that it has commenced cash tender offers (collectively, the “Offers”) to purchase the outstanding notes described below, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 10, 2026 (the “Offer to Purchase”).

The Notes offered to be purchased in the Offers, in the order of acceptance priority, are the 4.050% Senior Notes due 2027; 7.30% Debentures due 2028; 5.375% Senior Notes due 2028 and 4.350% Senior Notes due 2029 (collectively, the “Notes”) for the consideration described below, up to an aggregate purchase price, excluding the Accrued Coupon Payment (as defined below), of $1,400,000,000 (the “Tender Cap”) subject to proration and the application of the Acceptance Priority Levels set forth in the table below and as further set forth in the Offer to Purchase and the terms and conditions, including, among others, a $150,000,000 cap on the aggregate consideration to be paid to purchase the 4.350% Senior Notes due 2029 (the “2029 Notes”) pursuant to the Offers (the “Series Cap”) and the Acceptance Priority Procedures set forth in the Offer to Purchase. The 2029 Notes may be subject to proration both due to the Acceptance Priority Procedures and the Series Cap such that Mosaic will only accept for purchase the 2029 Notes for aggregate consideration up to the Series Cap. Subject to applicable law, Mosaic may, but is under no obligation to, eliminate, increase or decrease the Tender Cap and/or the Series Cap at any time prior to the Expiration Date. In the event proration is required with respect to a Series of Notes, Mosaic will multiply the principal amount of each valid tender of such Series of Notes by the applicable proration rate and round the resulting amount down to the nearest integral multiple of the Minimum Denomination, in order to determine the principal amount of such tender that will be accepted pursuant to the applicable Offer. The excess principal amount of Notes not accepted from the tendering Holders will be promptly returned to such Holders, and if this excess principal amount of Notes is less than $1,000, Mosaic may either accept or reject all such tendering Holders’ validly tendered Notes in its sole discretion. Additionally, Mosaic may increase the amount of Notes accepted for payment in the Offers by no more than 2% of the outstanding Notes of the applicable Series, as further described in the Acceptance Priority Procedures set forth below, without amending or extending the Offer, and may also increase or decrease the percentage of the Notes accepted for payment in the Offer (including by more than 2% of the outstanding Notes of the applicable Series) by a press release or other public announcement that is widely disseminated by no later than 9:00 a.m. (New York City time), on the third business day before the scheduled Expiration Date. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

Series of Notes	Issuer	CUSIP/ ISIN Number(1)	Aggregate Principal Amount Outstanding	Series Cap	Acceptance Priority Level(2)	Par Call Date	Maturity Date	Reference Security	Bloomberg Reference Page	Fixed Spread (Basis Points)
4.050% Senior Notes due 2027	The Mosaic Company	61945CAG8 / US61945CAG87	$700,000,000	N/A	1	August 15, 2027	November 15, 2027	4.125% UST due 11/15/2027	FIT 4	+20
7.30% Debentures due 2028	Mosaic Global Holdings, Inc.	449669AK6 / US449669AK64	$147,100,000	N/A	2	N/A	January 15, 2028	4.250% UST due 01/15/2028	FIT 4	+35
5.375% Senior Notes due 2028	The Mosaic Company	61945CAH6 / US61945CAH60	$400,000,000	N/A	3	October 15, 2028	November 15, 2028	4.250% UST due 07/31/2028	FIT 1	+35
4.350% Senior Notes due 2029	The Mosaic Company	61945CAJ2 / US61945CAJ27	$500,000,000	$150,000,000	4	December 15, 2028	January 15, 2029	4.125% UST due 07/15/2029	FIT 1	+40

(1)	No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above.
(2)

Subject to the satisfaction or waiver by Mosaic of the conditions of the Offers described in the Offer to Purchase and subject to the Tender Cap and the Series Cap, Mosaic will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in this table (with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level).

The “Total Consideration” for each Series of Notes payable per each $1,000 principal amount of such Series of Notes validly tendered for purchase will be based on the applicable Fixed Spread for such Series of Notes, plus the Reference Yield based on the applicable Reference Security as quoted on the applicable Bloomberg Reference Page as of 2:00 p.m., New York City time, on August 14, 2026, unless extended by Mosaic with respect to the applicable Offer (such date and time with respect to an Offer, as the same may be extended by Mosaic with respect to such Offer, the “Price Determination Date”). Unless extended with respect to any Offer, promptly after the Price Determination Date, Mosaic will announce in a press release, among other things, the Total Consideration applicable to each Series of Notes accepted for purchase. In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase pursuant to an Offer will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but excluding, the Settlement Date (the “Accrued Interest,” and the payment thereof, the “Accrued Coupon Payment”).

The Offers are scheduled to expire on the Expiration Date, which is 5:00 p.m., New York City time, on August 14, 2026, unless extended or earlier terminated by Mosaic with respect to any Offer. Tenders of Notes of a Series may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 14, 2026, but, except as provided in the Offer to Purchase or required by applicable law, may not be validly withdrawn thereafter.

The “Settlement Date” will be the second business day after the Expiration Date and is expected to be August 18, 2026.

The Offers are subject to certain conditions as described in the Offer to Purchase, including the Financing Condition, pursuant to which Mosaic shall have completed a proposed registered public offering (the “New Notes Offering”) of new series of senior notes on terms and conditions satisfactory to Mosaic that results in its receipt of net proceeds that are sufficient to pay the Total Consideration for all Notes validly tendered (and not validly withdrawn) and accepted for purchase by Mosaic in the Offers, plus the total Accrued Coupon Payments.

In no event will the information contained in this press release regarding the New Notes Offering constitute an offer to sell or a solicitation of an offer to buy any New Notes. If any condition is not satisfied, Mosaic is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each case subject to applicable law, and may terminate or alter any or all of the Offers. The Offers are not contingent upon the tender of any aggregate minimum principal amount of Notes of any Series (subject to minimum denomination requirements as set forth in the Offer to Purchase), and none of the Offers is conditioned on the consummation of any of the other Offers by Mosaic.

Mosaic has retained Citigroup Global Markets Inc., BMO Capital Markets Corp. and U.S. Bancorp Investments, Inc. to act as dealer managers (the “Dealer Managers”) for the Offers. Global Bondholder Services Corporation will act as the Tender and Information Agent for the Offers. For additional information, please contact: Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll-free) or +1 (212) 723-6106 (collect), BMO Capital Markets Corp. at +1 (833) 418-0762 (toll-free) or +1 (212) 702-1840 (collect), or U.S. Bancorp Investments, Inc. at +1 (800) 479-3441 (toll-free), +1 (917) 558-2756 (collect) or by email at liabilitymanagement@usbank.com. Requests for documents and questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only) and (855) 654-2015 (for all others toll-free) or to the Dealer Managers at their respective telephone numbers. Copies of the Offer to Purchase are available at: https://www.gbsc-usa.com/mosaic/. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

Holders of Notes are advised to check with each bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers are made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of Mosaic, the Dealer Managers or the Tender and Information Agent makes any recommendation as to whether Holders should tender their Notes pursuant to the Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

Forward-Looking Statements

This release includes forward-looking statements, including with respect to the New Notes Offering. Forward-looking statements are based on the views and assumptions of management as of the date of this release. They are subject to known and unknown risks and uncertainties. These risks include, but are not limited to: market conditions, regulatory and environmental requirements, operational risks, commodity price volatility, labor matters, completion and timing of potential transactions, accounting determinations, and other risks and uncertainties described in Mosaic’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Mosaic assumes no obligation to update any forward-looking statements.

About The Mosaic Company

The Mosaic Company (NYSE: MOS) helps the world grow the food it needs. Headquartered in Tampa, Florida, Mosaic is a leading producer and marketer of potash and phosphate fertilizer which are essential inputs for the world’s farmers. Through the Mosaic Biosciences platform, the company is advancing the next generation of biological solutions designed to improve nutrient use efficiency, strengthen crop performance, and support more sustainable agricultural systems. As a Fortune 500 company with 13,000 employees serving customers in more than 40 countries, Mosaic is helping build resilient and productive food systems for the future.

Contact

Investors:

Paul Massoud, CFA, 813-775-4260

paul.massoud@mosaicco.com

Joan Tong, CFA, 863-640-0826

joan.tong@mosaicco.com

Media:

Ben Pratt, 813-775-4206

media@mosaicco.com